UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2020

Dominion Energy, Inc.

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-08489	54-1229715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia		23219
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	D	New York Stock Exchange
2016 Series A 5.25% Enhanced Junior Subordinated Notes	DRUA	New York Stock Exchange
2019 Series A Corporate Units	DCUE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On September 30, 2020, Dominion Energy, Inc. (Dominion Energy) issued a press release providing certain updates, as described below, with respect to the stock repurchase program and revised 2020 operating earnings guidance announced on July 5, 2020.  A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Share Repurchase Program

Under its previously announced stock repurchase program, Dominion Energy has to date completed repurchases including approximately $500 million in open market repurchases and entered into a $1.5 billion accelerated share repurchase program that is expected to conclude in December 2020.  When complete in early 2021, Dominion Energy continues to expect total share repurchases of at least $3 billion.  Additional stock repurchases will be made at times and in amounts that management deems appropriate and are subject to market conditions, applicable securities laws and other factors.

Operating Earnings Guidance

On September 30, 2020, Dominion Energy announced that it expects 2020 operating earnings per share, normalized for weather, to be in the top half of its revised $3.37 to $3.60 guidance range.  Dominion Energy also affirmed all other earnings and dividend guidance.

Item 8.01	Other Events.

As previously disclosed, on July 3, 2020, Dominion Energy and Dominion Energy Questar Corporation entered into a Purchase and Sale Agreement (the Purchase Agreement) with Berkshire Hathaway Energy Company (BHE) providing for Dominion Energy to sell substantially all of its Gas Transmission & Storage operating segment assets, including Dominion Energy Gas Holdings, LLC (Dominion Energy Gas), to BHE (the Transaction).  On September 30, 2020, Dominion Energy announced that it expects to close the Transaction, exclusive of certain assets (the Remaining Assets), including Dominion Energy Questar Pipeline, LLC and related entities (Questar Pipeline), around November 1, 2020 (the Closing).

At Closing, Dominion Energy will receive approximately $2.7 billion in cash and transfer approximately $5.3 billion of existing indebtedness to BHE.  Questar Pipeline and its related indebtedness will be transferred out of Dominion Energy Gas prior to Closing.  The Closing remains subject to certain customary closing conditions, including customary conditions regarding the accuracy of the representations and warranties of the parties and compliance by the parties in all material respects with their respective obligations under the Purchase Agreement.

Dominion Energy expects to finalize an additional agreement with BHE which would lead to the transfer of the Remaining Assets to BHE upon receipt of HSR approval, which is currently anticipated in early 2021.  As consideration for the transfer of the Remaining Assets, Dominion Energy currently expects to receive approximately $1.3 billion in cash and to transfer the approximately $430 million of additional indebtedness related to Questar Pipeline to BHE.

FORWARD-LOOKING STATEMENTS

This report contains certain forward-looking statements, including with respect to 2020 operating earnings guidance and certain future plans concerning the Transaction. Factors that could cause actual results to differ include, but are not limited to: the expected timing and likelihood of completion of the proposed transaction with BHE; the risk that Dominion Energy or BHE may be unable to obtain necessary regulatory approvals for the transaction or required regulatory approvals may delay the transaction; the risk that conditions to the closing of the transaction may not be satisfied; the repurchase of less than $3 billion of Dominion Energy common stock through a share repurchase program; unusual weather conditions and their effect on energy sales to customers and energy commodity prices; extreme weather events and other natural disasters; extraordinary external events, such as the current pandemic health event resulting from COVID-19; federal, state and local legislative and regulatory developments; changes to federal, state and local environmental laws and regulations, including proposed carbon regulations; cost of environmental compliance; changes in enforcement practices of regulators relating to environmental standards and litigation exposure for remedial activities; capital market conditions, including the availability of credit and the ability to obtain financing on reasonable terms; fluctuations in interest rates; changes in rating agency requirements or credit ratings and their effect on availability and cost of capital; impacts of acquisitions, divestitures, transfers of assets by Dominion Energy to joint ventures, and retirements of assets based on asset portfolio reviews; receipt of approvals for, and timing of, closing dates for acquisitions and divestitures; changes in demand for Dominion Energy’s services; additional competition in Dominion Energy’s industries; changes to regulated rates collected by Dominion Energy; changes in operating, maintenance and construction costs; timing and receipt of regulatory approvals necessary for planned construction or expansion projects and compliance with conditions associated with such regulatory approvals; adverse outcomes in litigation matters or regulatory proceedings;  and the inability to complete planned construction projects within time frames initially anticipated. Other risk factors are detailed from time to time in Dominion Energy’s quarterly reports on Form 10-Q and most recent annual report on Form 10-K filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

Exhibits
99.1	Dominion Energy, Inc. press release dated September 30, 2020*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION ENERGY, INC.
Registrant

By:	/s/ James R. Chapman
James R. Chapman
Executive Vice President, Chief Financial Officer and Treasurer

Date:  September 30, 2020